SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2003

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard

Milpitas, CA

95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Item 9.           REGULATION FD DISCLOSURE:  Information Furnished Pursuant to Item 12. Results of Operations and Financial Condition.

On April 28, 2003, Adaptec Inc. announced its financial results for the fourth quarter and year ended March 31, 2003. A copy of Adaptec’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The attached press release contains non-GAAP financial measures, which we previously referred to in our earnings releases as pro forma. The non-GAAP information provided in the attached press release, is a supplement to, not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results have been adjusted on a consistent basis to exclude certain expenses, gains and losses and we believe these results provide a more complete understanding of our underlying operational results and trends. Consistent with our historical practice, the non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this report is being furnished under “Item 9. Regulation FD Disclosure” rather than under “Item 12. Disclosure of Results of Operations and Financial Condition.” The information in this report shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

99.1	Press release issued by Adaptec, Inc. on April 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:

/s/ DAVID A. YOUNG
	David A. Young Vice President and Chief Financial Officer (principal financial officer)	Date: April 28, 2003

By:

/s/ KENNETH B. AROLA
	Kenneth B. Arola Vice President and Corporate Controller (principal accounting officer)	Date: April 28, 2003

EXHIBIT INDEX

Exhibit 99.1	Press release issued by Adaptec, Inc. on April 28, 2003.